AMA Fund Limited

(the "Company")

UNANIMOUS WRITTEN RESOLUTIONS OF THE DIRECTORS OF THE COMPANY

1

Power of Attorney

It is noted that the Company proposes to appoint , pursuant to a Power of Attorney (the "Power of Attorney") in the form provided to the directors of the Company (the "Directors "), James Ash , Kevin Wolf and Andrew Rogers, each an "Attorney" and together , the "Attorneys ", jointly and each of them severally to be the Company's attorney or attorneys and in the Company's name and on behalf of the Company to execute and file any amendment or amendments to the registration statement of the Northern Lights Fund Trust, a business trust organized under the laws of the State of Delaware, and to perform all and every act and thing whatsoever necessary .

It is further noted that each of the Directors will also be granting powers of attorney to each of the Attorneys on similar terms as the Power of Attorney.

A final draft of the Power of Attorney has been reviewed by the Directors.

It is noted that it is in the Company's commercial interests that the Company should approve the Power of Attorney and the actions contemplated by the Power of Attorney including the appointment of James Ash, Kevin Wolf and Andrew Rogers as Attorneys , for the Company pursuant to the terms of the Power of Attorney (collectively the "Actions").

Accordingly , it is resolved that:

1.1

it is in the Company's commercial interests that the Company should approve and, as the case may be, enter into the Power of Attorney and approve the Actions contemplated therein ;

1.2

the form and terms of the Power of Attorney and the Actions contemplated there in are approved ;

1.3

the appointment of James Ash , Kevin Wolf and Andrew Rogers as Attorneys for and on behalf of the Company to do all or any of the matters or things referred to in the Power of Attorney is approved;

0.4

the Power of Attorney be executed as a deed and be either (a) sealed by the affixing thereto of the common seal of the Company, and witnessed as required by the articles of association of the Company , or (b) executed as a deed by any Director on behalf of the Company;

0.5

the Power of Attorney be valid, conclusive , binding on and enforceable against the Company when executed and delivered in the manner aforesaid ; and

0.6

any actions taken prior to the execution of these written resolutions which would otherwise have been authorized by these written resolutions are hereby confirmed , approved , authorized, ratified and adopted in all respects as the valid actions of the Company.

[signature page follows]

      /s/ Andrew Rogers

Andrew Rogers

Director

Date signed: March 26, 2014

/s/ John V. Palancia

John V. Palancia

Director

Date signed: March 26, 2014

/s/ Gary W. Lanzen

Gary W. Lanzen

Director

Date signed: March 26, 2014

/s/ Mark D. Gersten

Mark D. Gersten Director

Date signed: March 26, 2014

/s/ Anthony J. Hertl

Anthony J. Hertl Director

Date signed: March 26, 2014

/s/ Mark H. Taylor

Mark H. Taylor

Director

Date signed: March 26, 2014

/s/ Mark Garbin

Mark Garbin

Director

Date signed: March 26, 2014